UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2010

Rimage Corporation

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-00619	41-1577970
(Commission File Number)	(I.R.S. Employer Identification No.)

7725 Washington Avenue South Minneapolis, MN	55439
(Address Of Principal Executive Offices)	(Zip Code)

(952) 944-8144

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Items under Sections 1 through 7 and 9 are not applicable and therefore omitted.

ITEM 8.01	OTHER INFORMATION.

In its Form 10-K for the year ended December 31, 2008, Rimage Corporation (the “Company”) reported that its principal means of distributing its products were: direct sales to select accounts using its own sales force; a two-tier distribution channel of distributors to value added resellers in Europe, the United States and Latin America; and a distributor or OEM to end-user distribution channel in Asia Pacific, some areas in Europe and some United States market applications.

On January 25, 2010, the Company notified distributors of its products in the United States that the Company is terminating these distributor relationships effective April 1, 2010.  The Company also terminated distribution relationships in Germany and the United Kingdom effective April 1, 2010.  The termination of these distributors is part of the Company’s decision to further develop its own distribution capability.  Following termination of the distributors, the Company will sell product in these regions directly to select accounts through its own sales force and to the end-user customers through value-added resellers or other strategic partners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RIMAGE CORPORATION

By:	/s/	Robert M. Wolf
Robert M. Wolf Chief Financial Officer

Date:  January 28, 2010